Exhibit 23.1          Consent of Marcum LLP, Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statement of Atomera Incorporated on Form S-8 (File No. 333-213093) of our report dated March 31, 2017, with respect to our audits of the financial statements of Atomera Incorporated as of December 31, 2016 and 2015 and for the years then ended, which report is included in this Annual Report on Form 10-K of Atomera Incorporated for the year ended December 31, 2016.

/s/ Marcum llp

Marcum llp

New York, NY

March 31, 2017